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                                                                    Exhibit 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of REMEC, Inc. for the registration of 182,183 shares of its common stock and to the incorporation by reference therein of our report, dated March 6, 1997, on the financial statements of Radian Technology, Inc. as of December 31, 1996 and for the three years then ended.


                                         /s/  IRELAND SAN FILIPPO, LLP



January 30, 1998